EXHIBIT 10.5

               SUPPLEMENTAL RETIREMENT BENEFIT PLAN

     This Supplemental Retirement Benefit Plan (the "Plan") is adopted effective as of this 17th day of October, 1991, by Mosinee Paper Corporation, a Wisconsin corporation, ("Mosinee") for the purposes of providing deferred compensation in the form of supplemental retirement benefits for San W. Orr, Jr. ("Mr. Orr") in recognition of his service to Mosinee as its Chairman of the Board of Directors.

     1. NORMAL SUPPLEMENTAL RETIREMENT BENEFIT. Beginning on the first day of the first month following the last to occur of (a) Mr. Orr's termination of employment with Mosinee or (b) Mr. Orr's 60th birthday, and continuing on the first day of each succeeding month, Mosinee shall pay to Mr. Orr, if he is then living, a monthly supplemental retirement benefit (Mr. Orr's "Normal Supplemental Retirement Benefit") in an amount equal to 50% of one-twelfth of Mr. Orr's highest final average W-2 compensation for the five consecutive calendar year period in which such compensation was paid. Mr. Orr's Normal Supplemental Retirement Benefit shall not be reduced or offset by the amount of any other payment then due him from Mosinee or any other plan or program now or hereafter maintained by Mosinee.

     2. SURVIVING SPOUSE BENEFIT. From and after the first day of the first month following the later of (a) the month in which Mr. Orr's death occurs or (b) the month in which Mr. Orr would have attained his 60th birthday if Mr. Orr's death occurs before

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 he has attained age 60, and continuing on the first day of each succeeding month, Mosinee shall pay to Mr. Orr's spouse, if then living (Mr. Orr's "Surviving Spouse"), a monthly benefit (the "Supplemental Surviving Spouse Benefit") in an amount equal to 50% of the Normal Supplemental Retirement Benefit to which Mr. Orr would have then been entitled had he then been living.

     3.   CHANGE OF CONTROL OF MOSINEE.

          (a) In the event a Change of Control of Mosinee occurs prior to Mr. Orr's death, Mosinee shall pay to Mr. Orr a lump sum amount equal to the present value of Mr. Orr's Normal Supplemental Retirement Benefit, as determined hereunder, as of the first day of the first month following such Change of Control of Mosinee on which Mr. Orr is neither an employee nor a director of Mosinee, whether or not such Change of Control occurred prior to the date on which Mr. Orr shall have ceased to be an employee or a director of Mosinee. Upon payment of the lump sum amount provided for in this subparagraph (a), Mosinee shall have no further obligation to pay any benefits under this Plan.

          (b) In the event a Change of Control occurs after Mr. Orr's death and whether or not the Supplemental Surviving Spouse Benefit shall have then become payable, Mosinee shall pay to Mr. Orr's Surviving Spouse, if then living, the present value of the unpaid Supplemental Surviving Spouse Benefit. Upon payment of the lump sum amount provided for

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     in this subparagraph (b), Mosinee shall have no further obligation to pay any benefits under this Plan.

      (c) For purposes of this Plan, a "Change of Control of Mosinee" shall mean:

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Mosinee (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of Mosinee entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from Mosinee, (II) any acquisition by Mosinee, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Mosinee or any corporation controlled by Mosinee or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (3) of this Section 2; or

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               (2)  Individuals who, as of the date hereof, constitute the
          Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Mosinee's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Consummation by Mosinee of a reorganization, merger, share exchange or consolidation or sale or other disposition of all or substantially all of the assets of Mosinee or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such

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          Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation
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          resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Mosinee or all or substantially all of Mosinee's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of Mosinee or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed with respect to Mosinee prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such

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          Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (4) Approval by the shareholders of Mosinee of a complete liquidation or dissolution of Mosinee.

     Notwithstanding the foregoing, neither the approval by the shareholders of Mosinee, nor the consummation, of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of August 24, 1997, by and among Wausau Paper Mills Company, WPM Holdings, Inc. and the Company on substantially the terms and conditions set forth therein as of August 24, 1997 shall constitute a Change of Control for purposes of this Agreement.

          (d) For purposes of this Plan, the term "Interested Shareholder" shall mean any person (other than Mosinee or any of its subsidiaries or any member of the Board of Directors as of the effective date of this Plan or any affiliate of such person) who first became the beneficial owner of 10% or more of the combined voting power of Mosinee's then outstanding securities after the effective date of this Plan.

          (e) For purposes of this Plan, the present value of Mr. Orr's Normal Supplemental Retirement Benefit or the Supplemental Surviving Spouse Benefit shall be determined by reference to the 1983 Individual Annuity Mortality Table

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     with an assumed interest rate equal to the "immediate annuity rate"
     as then in effect as determined by the Pension Benefit Guaranty Corporation and promulgated in Appendix B to 29 C.F.R.
     <section>2619.65 or any successor regulation adopted for the same or substantially similar purpose.

     4. SUPPLEMENTAL RETIREMENT BENEFITS IN ADDITION TO OTHER RIGHTS AND BENEFITS. The rights and benefits conferred upon Mr. Orr (and Mr. Orr's
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 Surviving Spouse) pursuant to this Plan shall be in addition to all other rights and benefits conferred upon Mr. Orr by Mosinee by reason of his employment.

     5. NATURE OF MOSINEE'S OBLIGATIONS AND MR. ORR'S RIGHTS. Neither Mr. Orr nor his Surviving Spouse, if any, shall acquire any right, title or interest in the assets of Mosinee by reason of this Plan. To the extent Mr. Orr or his Surviving Spouse shall acquire a right to receive payments from Mosinee pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of Mosinee.

     6. ASSIGNMENT BY MR. ORR PROHIBITED. This Plan and Mr. Orr's rights and benefits hereunder (and the rights of his Surviving Spouse, if any) shall not be subject to voluntary or involuntary sale, pledge, hypothecation, transfer or assignment by Mr. Orr or such Surviving Spouse, their personal representatives or heirs or any other person or persons or organization or organizations succeeding to any of their rights and benefits hereunder.

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     7.   FUNDING.  All benefits paid or payable pursuant to the terms of this Plan shall be paid out of the general assets of Mosinee.

     8. CLAIMS PROCEDURE. The claims procedure set forth in the Mosinee Retirement Plan or any successor to such plan is incorporated herein by this reference as the claims procedure for this Plan.

     9. PLAN ADMINISTRATOR. The plan administrator and named fiduciary of the Plan shall be Mosinee.

     10. BINDING EFFECT. This Plan shall be binding upon and inure to the benefit of (1) Mr. Orr and his Surviving Spouse and their personal representatives and heirs and any other person or persons or organization or organizations succeeding to any of Mr. Orr's rights or benefits hereunder, and (2) Mosinee and its successors and assigns.

     11. SEVERABILITY. The invalidity or unenforceability of any provision of this Plan shall not invalidate or render unenforceable any other provision of this agreement.

     12. GOVERNING LAW. This Plan shall be governed by the Employee Retirement Income Security Act of 1974, as amended, and to the extent not preempted by such Act, by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, Mosinee has caused this agreement to be executed by its President thereunto duly authorized as of the day and year first above written.

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                                   MOSINEE PAPER CORPORATION


                                  By:________________________________
                                     Richard L. Radt
                                     As its President

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